Exhibit 10.35

The confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE INDICATED BY AN [###].

SERVICE AGREEMENT

This Service Agreement (this “Agreement”) is made as of this 1st day of July 2009 by and between DDN/OBERGFEL, LLC, a Wisconsin limited liability company (“DDN”), and OMP, Inc., a Delaware corporation (“Manufacturer”).

RECITALS

DDN is in the business of providing a variety of logistics and related services to the pharmaceutical industry, including warehousing and shipment services, order-to-cash services, contract administration services, chargeback processing, sample drug distribution and other services.  Manufacturer desires to retain DDN to provide certain of these services as more fully described herein.

Accordingly, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

IT IS HEREBY AGREED AS FOLLOWS:

AGREEMENT

1.           DEFINITIONS.  For purposes of this Agreement, the following words shall have the meanings set forth below:

(a)           “Adjustment Notice” has the meaning set forth in Section 3(f) hereof.

(b)           “Customers” means those customers or distributees of Manufacturer to whom Products are distributed by DDN.

(c)           “DDN Standard Operating Procedures” means DDN’s standard operating procedures, as revised and changed by DDN from time to time.

(d)           “Force Majeure” means acts of God or the public enemy, earthquakes, fire, flood, epidemic, civil insurrection or war, acts of terrorism, inability to procure raw materials, power or supplies, labor shortages or strife, and other conditions (other than financial difficulties) beyond the control of the involved party which delay or prevent the rendition of such party’s performance hereunder.

(e)           “Initial Delivery Date” means the date on which any Products are first received in DDN facilities.

DDN/Obergfel

(f)           “Laws” means all United States federal, state and local laws, statutes, rules, regulations, guidelines, ordinances and orders.

(g)           “Premises” means DDN’s corporate office and its warehouse facilities located at 1560-A Baker Avenue, Ontario, California 91761 and 4580 Mendenhall Road, Memphis, Tennessee 38141, or such other facilities as DDN and Manufacturer may mutually agree.

(h)           “Products” means all of the pharmaceutical products manufactured, distributed or marketed by Manufacturer which Manufacturer distributes or desires to distribute in the Territory.

(i)           “Replacement Cost” means Manufacturer’s incremental, actual manufacturing cost to replace Products lost or damaged.

(j)           “Term” shall have the meaning set forth in Section 8(a).

(k)           “Territory” means the states east of the Mississippi in the United States of America, including its territories and possessions.

2.           OBLIGATIONS OF DDN.  During the Term, DDN shall provide Manufacturer with the following services with respect to Products delivered to DDN for distribution in the Territory:

(a)           Maintain the Premises and perform the warehousing, shipping and other services specified hereunder in material compliance with (i) all Laws known by DDN to be applicable to its business, including those of the U.S. Food and Drug Administration, Drug Enforcement Administration and state pharmaceutical boards, (ii) applicable DDN Standard Operating Procedures and (iii) any special operating procedures specified by Manufacturer, agreed to by DDN and set forth on Exhibit A attached hereto and incorporated herein; provided, however, that DDN shall not be responsible for maintaining its Premises or performing services in compliance with any of the foregoing to the extent such failure arises from or is attributable to any failure by Manufacturer to comply with its obligations hereunder.

(b)           Receive, warehouse and, pursuant to Manufacturer’s instructions, ship Products from the Premises and provide standard reporting associated therewith, including order fulfillment and shipping information through the EDI connectivity agreed to between DDN and Manufacturer.

(c)           Provide reverse distribution services in support of returned Product processing and Manufacturer’s Product recall management.

(g)           Provide such additional services as Manufacturer and DDN may separately agree in writing if and to the extent, and in consideration of the fees and expenses, set forth on Exhibit B attached hereto and incorporated herein, or as mutually amended.

(h)         Maintain chain of custody compliance documentation and provide Pedigree reports within a 24-hour turnaround as required by state law where applicable.  Designate a responsible person to respond to Pedigree inquiries and verification. Costs incurred by future Pedigree legislation will be negotiated and agreed upon by DDN and Manufacturer. DDN shall

DDN/Obergfel

not be obligated to provide services under this Section 2(h) with respect to future Pedigree legislation or regulation, unless the parties negotiate in good faith and agree upon the additional fees to be paid to DDN in connection therewith, and DDN agrees that such additional fees will be reasonable in relation to the services under this Section 2(h) that will be provided to Manufacturer.

(i)          Notify Manufacturer within 24 hours of any regulatory actions by Federal, State and Local agencies against DDN and which could reasonably impact Manufacturer’s Products or DDN’s Obligations as defined in this Section 2, including but not limited to, FDA 483’s, Warning letters, DEA license revocations.  Provide copies of responses and corrective actions to regulatory agencies.

3.           OBLIGATIONS OF MANUFACTURER.  During the Term, Manufacturer shall:

(a)           Deliver Products to the Premises specified by DDN during DDN’s normal business hours.

(b)           Properly mark, label and package all Products in accordance with all applicable Laws and include a manifest showing sizes or specific stock keeping units.

(c)           Comply with all applicable Laws to which Manufacturer is subject including, without limitation, those with respect to the manufacture of Products, their safety, labeling, packaging, advertising, marketing and sale and, to the extent applicable, advance verification of distributees’ licensure or authorization to receive and/or prescribe Products (or samples thereof).

(d)           Provide DDN on a timely basis with true and correct information necessary for DDN to perform its duties hereunder, including, without limitation, information regarding the Products, the name and address of the intended Customers, all contracts and pricing agreements, promotional policies and other information as may be needed by DDN in connection with its duties under Section 2, and validate in advance of shipment the distributees designated by Manufacturer to receive shipment of such Products as may be required for DDN to comply with any obligations under applicable Laws (including, without limitation, the Prescription Drug Marketing Act and regulations promulgated thereunder).  DDN shall be entitled to rely upon all such information provided without independent verification, shall have no liability with respect to, and shall be indemnified and held harmless by Manufacturer from and against the inaccuracy or inadequacy of, such information.

(e)           Utilize DDN exclusively as its third party logistics provider for the types of services to be provided under Section 2 for all of Manufacturer’s requirements for such services with respect to all Products destined for delivery or delivered within the Territory.  Notwithstanding the foregoing, nothing herein shall prevent Manufacturer from continuing to warehouse and ship Products from its company-owned or leased facilities.

(f)           Pay when due the fees and expenses for DDN’s services rendered hereunder, as listed on Exhibit B, and as maybe hereafter adjusted from time to time by DDN by giving a written notice to Manufacturer (an “Adjustment Notice”), subject to Manufacturer’s right to terminate for

DDN/Obergfel

certain rate increases as set forth at Section 8 hereof.  Each Adjustment Notice shall specify the effective date of the adjusted fees and expenses, which effective date (i) must be at least 90 days after the date the Adjustment Notice is given, (ii) may not occur during the first 18 months of the Term and (iii) if the fees and expenses have been adjusted pursuant to a previously given Adjustment Notice, must be at least 12 months after the effective date specified in the immediately preceding Adjustment Notice.

4.           COMMERCIAL TERMS.

(a)           Except for freight, all fees and expenses will be invoiced monthly.  All fixed one time or periodic fees and expenses are payable within 30 days from the date of invoice.  All variable one time or periodic fees and expenses will be invoiced in arrears, with payment due within 30 days from the date of invoice (except for freight).  Any such fees and expenses unless expressly agreed to on Exhibit B, will not be incurred on Manufacturer’s behalf without prior written approval, which will not be unreasonably withheld or delayed.

(b)           Freight charges will be invoiced weekly with payment due within 30 days from the date of invoice.

(c)           Payments will be deemed past due if not received by the due date, unless received after the due date with a timely postmark.  If any amount owed by Manufacturer to DDN is not paid when due, a late payment charge of [###]% of the amount past due will apply for each 30 day period or part thereof that the amount remains unpaid. Undisputed amounts will still be subject to normal terms as set forth in this Section 4(c).

5.           LEGAL RELATIONSHIP; STANDARD OF CARE; LOSS LIMITATIONS.

(a)           Title to and ownership of Products delivered to DDN by Manufacturer shall remain solely with Manufacturer.  Manufacturer shall be solely responsible for the care, custody and control of Products at all times prior to DDN’s receipt of such Products at the Premises.

(b)           The relationship between Manufacturer and DDN hereunder is that of bailor and bailee, as specifically described and limited by the terms of this Agreement.  In performing its obligations hereunder, DDN shall have no liability (whether by indemnification or otherwise, and regardless of whether any claim is based upon contract, in tort, common law principles or otherwise) to Manufacturer except only for (i) DDN’s breach of its obligations and agreements expressly contained herein or (ii) loss or damage caused by DDN’s gross negligence, reckless or intentional misconduct.

(c)           Notwithstanding anything to the contrary contained herein, in no event shall DDN have liability (whether by indemnification or otherwise) for:  (i) any loss or damage attributable to events, circumstances or conditions which shall constitute a Force Majeure; or (ii) unexplained loss, mysterious disappearance (including theft), misshipment, loss or shortage of Product disclosed upon the taking of an inventory, or other shrinkage of Product (collectively, “shrinkage”) to the extent that such annual shrinkage does not exceed [###]% of the aggregate annual number of Product units handled by DDN.  DDN is responsible for shrinkage losses above that shrinkage percentage for any loss of Product other than that which is carved out above.

(d)           Notwithstanding anything to the contrary contained herein, Manufacturer’s exclusive remedy for any loss or damage to Products arising from this Agreement or DDN’s services hereunder is recovery of the Replacement Cost of such Products lost or damaged.

(e)           Subject to Section 5(f) hereof, DDN’s maximum liability to Manufacturer arising out of this Agreement or the performance of DDN’s services hereunder (including, without limitation, loss or damage to Products) shall not exceed:  (i) during the first [###] of the Term, the sum of $[###]; and (ii) following such [###] period, the sum of [###].

(f)           NEITHER DDN NOR MANUFACTURER SHALL BE LIABLE (BY INDEMNIFICATION OR OTHERWISE) FOR CONSEQUENTIAL (INCLUDING LOST PROFITS), INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (WHETHER OR NOT CONTEMPLATED OR FORESEEABLE), WHETHER A CLAIM THEREFOR IS BROUGHT AT LAW OR IN EQUITY AND REGARDLESS OF WHETHER ANY CLAIM THEREFOR IS BASED UPON CONTRACT, TORT OR OTHER PRINCIPLES.

6.           INSURANCE; INDEMNITY.

(a)           Manufacturer shall maintain during the Term or as otherwise provided in Section 6(c) hereof the following insurance coverage:

(i)           Commercial general liability insurance, including products liability insurance on Manufacturer’s Products, which insurance shall be fully sufficient (in terms of coverage and policy limits) to cover property loss or damage and bodily injury or death arising from the Products.  Such insurance shall be written on an ISO occurrence form CG 00 01 12 04 (or a substitute form providing equivalent coverage) and shall cover, among other things, bodily injury and property damage arising from products-completed operations and liability assumed under an insured contract including Manufacturer’s contractual liability to indemnify DDN under Section 6(d) hereof.  The limits of such insurance shall not be less than $[###] per occurrence.  Such insurance shall name DDN and its subsidiaries as additional insureds using ISO additional insured endorsement CG 2015 0704 or a substitute providing equivalent coverage.  This insurance shall apply as primary insurance with respect to any other insurance or self-insurance program.
(ii)           Fire and extended property insurance sufficient to cover the replacement value for all Products while in the possession or under the control of DDN.

Upon demand, Manufacturer shall promptly provide DDN with insurance certificates evidencing Manufacturer’s compliance with the foregoing insurance requirements.  Such certificates shall also require the insurer to endeavor to notify DDN at least 30 days prior to the cancellation or non-renewal of such insurance.

DDN/Obergfel

(b)           DDN shall maintain during the Term or as otherwise provided in Section 6(c) hereof the following insurance coverage:

(i)           Warehouseman’s legal liability insurance in the amount of at least $[###] with respect to DDN’s operations in Memphis, TN and $[###] with respect to DDN’s operations in Ontario, CA.  Manufacturer acknowledges that such warehouseman’s legal liability insurance also insures property in the possession of DDN other than Products of Manufacturer.

(ii)           Worker’s Compensation insurance as required by law.

(iii)           Commercial general liability insurance and umbrella insurance having a combined limit of not less than $[###] per occurrence and $[###] annual aggregate.  Such insurance shall be written on an ISO occurrence form CG 00 01 1204 (or a substitute for providing equivalent coverage).

Prior to the Initial Delivery Date and thereafter upon demand, DDN promptly shall provide Manufacturer with insurance certificates evidencing DDN’s compliance with the foregoing requirements.  Such certificates shall also require the insurer to endeavor to notify Manufacturer at least 30 days prior to the cancellation or non-renewal of such insurance.

(c)           All insurance required hereunder shall be with insurance companies rated “A” or better by A. M. Best, and shall not have deductibles or self-insured retentions in excess of $[###].  If any insurance required hereunder of Manufacturer is provided on a claims-made basis, then said insurance shall be maintained in full force and effect for at least three years after the expiration of this Agreement and any renewals hereunder.

(d)           The parties hereto acknowledge that DDN has not had and will not have any role in the manufacture, branding, labeling, packaging, marketing or sale of Products and that, as between the parties, Manufacturer or shall have the sole liability for any product liability or similar claims (regardless of the legal theory upon which such claims may be brought) with respect to Products (other than any claims for which it is determined by the final decision of a court of competent jurisdiction that (i) the actual Product was tampered or altered in any manner, while under the custody or control of DDN, and (ii) such alteration or tampering was the primary cause of the injury and damages incurred for which the claim is made (the “Excluded Claims”)).  Accordingly, other than with respect to Excluded Claims, Manufacturer  indemnifies and agrees to defend and hold DDN and its members, directors, officers, managers, employees and agents (“DDN Indemnitees”), harmless from any and all claims, damages (whether for bodily injury or death, third-party property damage or otherwise), demands, causes of action, losses, judgments, costs and expenses of any nature whatsoever, including, without limitation, reasonable attorneys’ fees (collectively, “Claims”) caused by or attributable in whole or part to, or alleged to have been caused by or attributable in whole or part to:

(i)           The Products, including, without limitation, their inherent safety, defects in the manufacture thereof, their branding, labeling, packaging, marketing or sale and

DDN/Obergfel

regardless of whether the Claim is asserted based upon strict liability or absolute liability, negligence, warranty, common law principles or other cause of action.

(ii)           Any actual or asserted violation of the Federal Food, Drug and Cosmetic Act or any other Law by virtue of which Products supplied or delivered by Manufacturer shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in full compliance with such Law.

(iii)           Any actual or asserted infringement or violation of any patent, trademark, trade name, copyright or other intellectual or proprietary rights of any third party.

(e)           Subject to the limitations of Section 5 hereof, each party (an “Indemnifying Party”) indemnifies and agrees to defend and hold the other party and its members, directors, officers, managers, employees and agents, harmless from any and all Claims to the extent caused by or the Indemnifying Party’s gross negligence or willful misconduct.

(f)           Subject to the limitations of Section 5 hereof,  DDN indemnifies and agrees to defend and hold  Manufacturer and its members, directors, officers, managers, employees and agents, harmless from any and all Claims to the extent caused by or attributable to the following:

(i)     Any actual violation by DDN of the Federal Food, Drug and Cosmetic Act or any other Law.

(ii)           Excluded Claims as defined in Section 6(d).

(ii)   Any Product shrinkage losses above the amounts set forth in Section 5(e).

    (g)           Alleged claims will be reviewed by both parties according to the limitations set forth in Sections 5 and 6 of this Agreement to discuss the best course of action regarding the management of the claim.

7.           INSPECTION.  Manufacturer has visited and physically inspected the Premises and observed the DDN Standard Operating Procedures and the standard practices and procedures employed by DDN thereat.  Manufacturer acknowledges that the Premises, the DDN Standard Operating Procedures and such observed practices and procedures are acceptable to Manufacturer with respect to the performance by DDN of its services hereunder.  Furthermore, during the Term, Manufacturer may, upon reasonable prior notice and during working hours, inspect the Premises and observe the DDN Standard Operating Procedures and the standard practices and procedures employed by DDN in rendering its services hereunder.  Such inspection may be conducted not more than one (1) time per quarter and shall be conducted in a manner so as to not unreasonably disrupt normal warehouse and other DDN operations.

8.           TERM AND TERMINATION.

(a)           Unless sooner terminated as herein provided, (i) the initial term of this Agreement shall commence on the date this Agreement is executed by the parties and end thirty-six (36)

DDN/Obergfel

months following the Initial Delivery Date (the “Initial Term”) and (ii) thereafter, the Agreement shall automatically renew for successive [###] periods, unless, at least [###] prior to the expiration of the initial or renewal term then in effect, Manufacturer or DDN notifies the other party in writing of its intent not to renew (each such [###] period, an “Extension Term”). The Initial Term and any applicable Extension Term shall sometimes be referred to herein collectively as the “Term.” In addition, Manufacturer may terminate this Agreement during the Term by (i) giving DDN at least [###] prior written notice (the “Termination Notice”) of the date of its intended termination (which must be the last day of a month) and (ii) paying to DDN, at the time of the giving of the Termination Notice or within [###] thereafter, the Early Termination Fee.  The “Early Termination Fee” means the lesser of: (a) $[###] or (b) the aggregate amount of [###].  “Remaining
Months” means the number of months from the date of termination specified in the Termination Notice to the end of the applicable Term in effect immediately before the giving of the Termination Notice.

(b)           If DDN provides Manufacturer with an Adjustment Notice and if such Adjustment Notice specifies an increase in the aggregate fee rates from the fee rates then in effect that is more than the greater of the following: (i) [###]% or (ii) the CPI Increase (as hereinafter defined) plus [###] percentage points ([###]%), Manufacturer may terminate the Term by giving DDN written notice of termination within 30 days after the Adjustment Notice was given.  Failure by Manufacturer to give such notice of termination within such 30-day period shall constitute acceptance of the Adjustment Notice.  If Manufacturer timely gives notice of termination, the Term shall terminate on the 60th day following the date the Adjustment Notice was given and no Early Termination Fee will be due.  “CPI Increase” means the percentage increase of the CPI, as hereinafter defined, for the month last published immediately preceding the date the Adjustment Notice is given over the CPI published for the identical month of the immediately preceding year.  “CPI” means the Consumer Price Index - All Urban Consumers, U.S. City Average, All Items, (1982-84=100) published by the Bureau of Labor Statistics, United States Department of Labor, or any successor index thereto.

(c)           If DDN or Manufacturer believes that the other party has breached this Agreement (other than a breach by Manufacturer of a payment obligation) and desires to terminate the Term because of such breach, such party (“Aggrieved Party”) shall give written notice of such intent to the breaching party (“Breaching Party”) and shall grant the Breaching Party thirty (30) days in which to remedy the cause for termination.  During such period, the parties shall make a good-faith effort to assist each other to remedy the breach.  If the breach is not remedied or waived by the end of such period, then the Aggrieved Party may terminate the Term, effective as of the last day of such 30-day period and, in the case of a DDN breach, no Early Termination Fee will be due.  In the event of Manufacturer’s breach of any of its payment obligations under this Agreement, DDN may, by written notice to Manufacturer, terminate this Agreement at any time on or after giving of such notice, provided such breach is not remedied within 10 working days and occurs no more than 2 times per year, subject to Section 4 (c).

(d)           The (i) obligation of Manufacturer to pay fees and expenses earned or incurred by DDN prior to the expiration or effective date of termination of the Term and (ii) obligations of each

DDN/Obergfel

party pursuant to Sections 5, 6, 7, this Section 8(d), 9, 10 and 11 hereof, shall survive the expiration or termination of the Term.

(e)           Upon termination of the Term, and in consideration of the fees and expenses therefor set forth on Exhibit B, DDN and Manufacturer shall cooperate with each other for the removal of all of Products from the Premises to a location specified by Manufacturer.

9.           CONFIDENTIALITY.

(a)           DDN shall not disclose (except as required in the performance of its services hereunder or as provided in this Section 9) or use for the direct or indirect benefit of any person, other than Manufacturer, any information regarding the Products or Manufacturer’s business methods, policies, procedures, techniques, computer programs, research or development projects, trade secrets or inventions, names or addresses of Manufacturer’s customers, data concerning past, present or prospective customers of Manufacturer, information concerning Manufacturer sales, shipments, costs or inventories, or any other information concerning the business operations of Manufacturer or Manufacturer’s customers (“Manufacturer Information”) provided to DDN or learned or acquired by DDN while providing services under this Agreement.  The fact that Manufacturer is a customer of DDN is not Manufacturer Information; provided that DDN will not use Manufacturer’s name in any promotional or other literature without the prior written consent of Manufacturer, which consent will not be unreasonably withheld or delayed.

(b)           Manufacturer shall not disclose or use for the direct or indirect benefit of any person, other than DDN, any written or oral information regarding DDN’s business methods, policies, procedures, techniques, computer programs, research or development projects, trade secrets or inventions, names or addresses of DDN’s customers, any data concerning past, present or prospective customers of DDN, information concerning DDN’s business revenues, pricing policies or costs, the terms and conditions of this Agreement, or any other information concerning the business operations of DDN or its customers (the “DDN Information”) provided to Manufacturer or learned or acquired by Manufacturer while receiving services from DDN under this Agreement.

(c)           The terms “Manufacturer Information” and “DDN Information” do not include any:

(i)           Information that, at the time of disclosure, is in or, after disclosure by the disclosing party, becomes a part of the public domain, other than by reason of breach of this Agreement;

(ii)           Information that, prior to disclosure by the disclosing party, the recipient party can demonstrate from written records was already within its possession from another source not under a contractual, fiduciary or other obligation of confidentiality to the disclosing party; or

(iii)           Information that, subsequent to disclosure, is obtained by the recipient party from a third party who is not prohibited from disclosing such information by a contractual, fiduciary or other obligation owed to the disclosing party.

DDN/Obergfel

(d)           DDN may disclose Manufacturer Information, and Manufacturer may disclose DDN Information, to their respective officers, employees, directors, consultants, professional advisors, agents and representatives (collectively, “Representatives”) who have a need to know.  Each Representative to whom DDN discloses Manufacturer Information and to whom Manufacturer discloses DDN Information shall be apprised by DDN and Manufacturer, respectively, of the restrictions on disclosure and use thereof contained in this Section 9 and shall agree (for the benefit of Manufacturer and DDN, respectively) to be bound by the terms of this Section 9.  Notwithstanding the foregoing, each party hereto shall be responsible and liable for any breach of this Section 9 by its Representatives.

(e)           If either DDN (with respect to Manufacturer Information) or Manufacturer (with respect to DDN Information) is compelled to disclose the same by court order, subpoena, interrogatory or other legal process, such disclosure shall be permitted, provided that the recipient party shall promptly notify the disclosing party of the existence and terms of such legal process and provide a copy thereof, and reasonably assist the disclosing party’s efforts to obtain a protective order or such other relief as may be available to prevent or limit such disclosure.

(f)           The confidentiality covenants of this Section 9 shall remain in effect during the Term and for a period of two years following the expiration or termination thereof.

(g)           Each of DDN and Manufacturer acknowledges that its breach of this Section 9 will cause irreparable harm to the other which cannot be adequately compensated by monetary damages.  Accordingly, in the event of a breach or default under this Section 9 by a recipient party, the disclosing party shall be entitled to compel specific performances by, or to obtain injunctive or other equitable relief against, the recipient party, without the necessity of posting bond or other surety, in addition to all other remedies available at law or in equity.

10.           TAXES.  Except for income or franchise taxes payable by DDN with respect to the fees payable to it hereunder, DDN shall have no liability for any, and Manufacturer shall bear all, property, ad valorem, inventory, sales, use or other taxes in connection with the Products or the services rendered by DDN hereunder.

11.           MISCELLANEOUS.

(a)           Amendment; Entire Agreement.  This Agreement, the attached Exhibits and any Adjustment Notice constitute the entire understanding of the parties with respect to the subject matter hereof, and supersede any and all previous or contemporaneous agreements, statements and understandings, whether written or oral.  The terms and conditions of this Agreement shall prevail over any contradictory terms or conditions contained in any purchase order, acceptance, acknowledgment, standard forms used by the parties in performing this Agreement or other correspondence.  This Agreement may not be amended, supplemented or otherwise modified except by an Adjustment Notice or an instrument in writing executed by both of the parties hereto.

(b)           Assignment.  This Agreement shall inure to the benefit of the parties and their successors and assigns.  The rights and obligations under this Agreement may not be assigned or delegated to a third party by either party, by operation of law or otherwise, without obtaining the

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prior written consent of the other party.  Notwithstanding the foregoing, either party may assign and delegate, without obtaining the consent of the other party, all of the assignor’s rights and/or obligations of this Agreement (i) to one or more of its parent, subsidiaries or affiliated entities or (ii) in connection with the sale or transfer of all or substantially all of the assignor’s business to which this Agreement pertains; provided, however, that any such assignee shall have executed and delivered to the other party hereto an agreement, in form and substance reasonably satisfactory to the other party hereto, assuming all of the assignor’s obligations hereunder.  No such assignment, delegation or assumption, however, shall relieve the assignor of its obligations hereunder.

(c)           Force Majeure.  Each party to this Agreement will be relieved from the performance of its obligations hereunder to the extent performance is delayed or prevented by Force Majeure, and such relief will continue for so long as the condition constituting the Force Majeure prevails; provided, however, that (i) if such Force Majeure continues for more than seven consecutive days, either party hereto may elect to terminate this Agreement by giving written notice thereof to the other party, in which case no Early Termination Fee will be payable and (ii) the foregoing shall not relieve Manufacturer of its obligation to timely pay amounts otherwise due under this Agreement.

(d)           Status as an Authorized Distributor of Record.  Both DDN and Manufacturer agree and acknowledge that (i) the Agreement evidences the parties’ “ongoing relationship” (as that term is defined by the Food and Drug Administration in 21 CFR § 203.3(u), as amended) for the distribution of Manufacturer’s products; and (ii) DDN is at all times during the Term an “authorized distributor of record” (as that term is defined by the Food and Drug Administration in 21 CFR § 203.3(b), as amended) for Products. DDN’s status as an authorized distributor of record shall be reflected in Manufacturer’s list of authorized distributors of record (“List”) at all times during the Term. Manufacturer shall comply fully with 21 CFR § 203.50(d), as amended with respect to maintaining (and granting access to) the List. The parties hereto understand and agree that the Agreement may be made available to the FDA upon the FDA’s request.

(e)           Notice.  Any notice provided for herein shall be given in writing and shall be deemed given to a party at the earlier of (i) when actually delivered to such party, by hand, facsimile or pdf or (ii) five (5) days following mailing  to such party by registered or certified U.S. Mail (return receipt requested) or (iii) sent by overnight courier, confirmed by receipt, and addressed to such party at the address designated below for such party (or to such other address for such party as such party may have substituted by notice pursuant to this Section):

If to DDN:	DDN/Obergfel, LLC
800 Woodland Prime, Suite 200
Menomonee Falls, Wisconsin 53051
ATTN: Mr. Ross Bjella

If to Manufacturer:	OMP, Inc.
3760 Kilroy Airport Way, Suite 500
Long Beach, CA 90806
ATTN: CFO

(f)           Attorneys’ Fees.  The prevailing party in any suit, proceeding or other action brought against the other party to enforce the terms of this Agreement or any rights or obligations hereunder shall be entitled to receive reimbursement of its reasonable costs, expenses and disbursements (including court costs and attorneys’ fees) incurred in connection with such enforcement.

(g)           Independent Contractors.  The relationship of the parties is that of independent contractors.  Neither party has the authority to bind the other, except only to the extent expressly set forth herein.  Nothing herein is intended to create or shall be construed as creating between the parties the relationship of joint venturers, partners, employer/employee or principal and agent.

(h)           Liability of the Parties.  The obligations of each of the parties hereto under this Agreement are its sole obligations, and no member, manager or employee or agent of such party shall have any individual liability therefor.

(i)           Severability.  If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

(j)           Governing Law; Construction. This Agreement shall be governed by the internal laws of the state of Wisconsin, and shall be construed without giving effect to any rule of construction concerning the party responsible for the drafting thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

DDN/OBERGFEL, LLC

By:/s/ Ross Bjella
Its: President

OMP, INC.

By: /s/ Preston Romm
Its: CFO

DDN/Obergfel

LIST OF EXHIBITS

EXHIBIT A -  Manufacturer’s Special Operational Requirements
EXHIBIT B – Fee and Expense Schedule

Obagi Medical Products, Inc. agrees to furnish supplementally any of the foregoing exhibits to the Securities and Exchange Commission upon request.

DDN/Obergfel